Exhibit (e)(14)
FORM OF
Distribution Agreement
Exhibit A
Pacific Select Fund
Portfolio

Small-Cap Growth Portfolio	Health Sciences Portfolio
International Value Portfolio	Mid-Cap Value Portfolio
Long/Short Large-Cap Portfolio	Large-Cap Growth Portfolio
International Small-Cap Portfolio	International Large-Cap Portfolio
Equity Index Portfolio	Small-Cap Value Portfolio
Small-Cap Index Portfolio	Multi-Strategy Portfolio
Diversified Research Portfolio	Main Street Core Portfolio
Equity Portfolio	Emerging Markets Portfolio
American Funds Growth-Income Portfolio	Managed Bond Portfolio
American Funds Growth Portfolio	Inflation Managed Portfolio
Large-Cap Value Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Short Duration Bond Portfolio	Comstock Portfolio
Floating Rate Loan Portfolio	Mid-Cap Growth Portfolio
Diversified Bond Portfolio	Real Estate Portfolio
Growth LT Portfolio	Small-Cap Equity Portfolio
Focused 30 Portfolio
Effective May 1, 2008, agreed to and accepted by:

PACIFIC SELECT FUND

By:

Name:	James T. Morris
Title:

PACIFIC SELECT DISTRIBUTORS, INC.

By:

Name:	Gerald W. Robinson
Title:	Chairman and
Chief Executive Officer

By:

Name:	Audrey L. Milfs
Title:	Secretary